Exhibit 99.1

Pacific Ventures Group, Inc. Announces Stock Dividend

LOS ANGELES, CA, June 15, 2018 -- Pacific Ventures Group, Inc. (OTC: PACV), a food and beverage holding company specializing in the distribution of consumer food, beverage and alcohol-related products, is pleased to announce a stock dividend for shareholders of its common stock.  Holders of 100 shares or more will receive one share for every one hundred held.  There is no provision for any fractional interest below 100 shares.

Shareholders holding the required number of shares on Monday, July 2, 2018, will receive the dividend from the Company.

Pacific Ventures Group, Inc.: A food and beverage holding company specializing in the distribution of consumer food, beverage and alcohol-related products, is a publicly-traded company based in Los Angeles, California. For more information on PACV, please visit www.pacvgroup.com.

Forward-Looking Statement. This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with smaller reporting companies, including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact: Paul Knopick, E & E Communications

940.262.3584

pknopick@eandecommunications.com